Exhibit 99.8

CONSENT OF EVERCORE GROUP L.L.C.

June 7, 2016

The Board of Directors of

E. I. du Pont de Nemours and Company

974 Centre Road

Wilmington, Delaware 19805

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 11, 2015, to the Board of Directors of E. I. du Pont de Nemours and Company (the “Company”) as Annex E to, and reference thereto under the captions “Summary—The Mergers and the Merger Agreement—Opinions of DuPont’s Financial Advisors—Evercore”, “—The Adoption of the Merger Agreement—Background of the Mergers”, “—The Adoption of the Merger Agreement— DuPont’s Reasons for the Mergers; Recommendation of the DuPont Board”, “—The Adoption of the Merger Agreement—Certain DuPont Forecasts” and “—The Adoption of the Merger Agreement—Opinions of DuPont’s Financial Advisors—Evercore” in, this joint proxy statement/prospectus included in Amendment No. 3 to the Registration Statement on Form S-4 filed by DowDuPont Inc. with the U.S. Securities and Exchange Commission on June 7, 2016 (the “Registration Statement”), and relating to the proposed mergers involving the Company, The Dow Chemical Company, DowDuPont Inc. and its wholly-owned subsidiaries Orion Merger Sub, Inc. and Diamond Merger Sub, Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Stephen Schaible
Name: Stephen Schaible Title: Senior Advisor